PROMISSORY NOTE

$250,000                                                      Miami, Florida

                                                            _________, 199___

         FOR VALUE RECEIVED, UNIVERSAL BEVERAGES, INC., a Florida Corporation, promises to pay to the order of TELCOA INTERNATIONAL CORPORATION, a Delaware Corporation, its successors and assigns (hereinafter "Lender") at 8362 Pines Boulevard Suite 335, Pembroke Pines, FL 33308, or at such other place as Lender may designate in writing, delivered or mailed to Maker, in lawful money of the United States of America, the principal sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00), together with interest thereon from the date hereof, payable in immediately available funds as follows:

         Monthly payments of interest in the sum of Two Thousand Nine Hundred Sixteen and 66/100 ($2,916.66) shall be due on September 17, 1999, October 17, 1999 and November 17, 1999.

         Thereafter, monthly payments of principal and interest in the sum Twenty Nine Thousand Four Hundred Twenty Three and 20/100 Dollars ($29,423.20) shall be due and payable on December 17, 1999 and on the like day of each month until August 16, 2000 on which date the entire unpaid principal balance of this Note and all accrued and unpaid interest thereon shall be due and payable in full.

         During the term of this Note, interest shall accrue on the disbursed and outstanding principal balance hereof at a rate equal to fourteen percent (14%).

         Interest hereunder shall be calculated on the basis of a three hundred sixty (360) day year but charged on the actual number of days elapsed.

         All payments made under this Note shall be applied first to accrued interest and the balance of same towards reduction of the principal due hereunder.

         A late charge equal to five percent (5%) of the payment then due shall be imposed on any payment not made within ten (10) days of the due date. In no event shall this provision waive Lender's right to declare a default and accelerate and demand immediate payment of all of the outstanding principal balance for any payment not made within ten (10) days of the due date for said payment.

         If in the event of Maker's failure to pay any installment of principal or interest when due hereunder, or if an event of default occurs under any document or instrument securing payment hereof or otherwise related hereto, then all of the unpaid principal balance of the Note and all accrued and unpaid interest thereon shall, at Lender's option, become immediately due and payable. If any principal or interest payment is not made within ten (10) days from the due date for said payment, then interest shall be due and payable on the whole of the unpaid principal balance AT THE MAXIMUM INTEREST RATE PERMITTED BY FLORIDA LAW, and if no such rate has been established, then at the rate of eighteen percent (18%) per annum. Maker and any endorsers or guarantors of this Note, for themselves, their heirs, legal representatives, successors, and assigns, respectively and severally waive presentment for payment, demand, protest, notice of dishonor and diligence in collection, and waive any right to be released by reason of any extension of time or change in terms of payment or any change, alteration or release of any security given for the payment hereof, and jointly and severally agree to pay all attorneys' fees if, after default hereunder or under any instrument securing this Note, an attorney is retained by Lender to secure collection hereof, whether or not litigation is required, and if litigation is required, such attorneys' fees shall include fees for both trial and all appellate proceedings.

         The remedies of Lender, as provided herein or in any other instrument securing payment of this Note, shall be cumulative and concurrent and may be pursued singularly, successively or together, at the sole discretion of the Lender, and may be exercised as often as occasion therefore shall arise. No act or omission or commission of the Lender, including any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, any waiver or release to be effected only through a written document executed by the Lender and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy or recourse as to a subsequent event.

         Maker may not prepay the principal amount outstanding in part or in full.

         Maker agrees, upon Lenders request, to pay all taxes, including without limitation documentary stamps, additional intangible tax if applicable, interest, duties and other charges related to this Note and payments hereunder, in addition to principal and interest on the Note, exclusive of United States income taxes and Florida income taxes imposed on the Lender.

         It is the intention of the parties hereto to comply with all applicable usury laws. Accordingly, it is agreed that notwithstanding any provisions to the contrary in this Note or in any other document securing payment hereof or otherwise relating hereto, in no event shall this Note or such other documents require the payment or permit the collection of interest in excess of the maxi8mum amount permitted by such laws. If any such excess of interest is contracted for, charged or received under this Note, or under the terms of any other document securing payment hereof or otherwise relating hereto, or in the event the maturity of the indebtedness evidenced hereby is accelerated in whole or in part, or in the event that all or part of the principal or interest of the Note shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Note shall exceed the maximum amount of interest permitted by the applicable usury laws, then in any such event, (a) the provisions of this paragraph shall govern or control, (b) neither the Maker nor any other person or entity now or hereafter liable for the payment of this Note shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by the applicable usury laws, (c) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount hereof or refunded to Maker, at Lender's option, and (d) the effective rate of interest for this Note shall be automatically reduced to the maximum lawful rate allowed for this Note under the applicable usury jurisdiction thereof.

         Maker and any endorsers or guarantors of this Note ("Obligor(s)"), for themselves, their heirs, legal representatives, successors, and assigns, respectively and severally hereby expressly consent to any and all extensions and renewals, in whole or in part, and all delays in time of payment or other performance which Lender may grant or permit at any time and from time to time without limitation, and without any notice to or further consent of any Obligor. No action or inaction by Lender shall discharge any party liable for the payment hereof, and the liability of all such parties shall continue until actual and full payment is received by Lender. Without limiting the generality of the foregoing, the release or discharge of any Obligor shall not discharge any other Obligor, and the release or impairment of collateral, the taking of a renewal note for part or all of the indebtedness hereunder, or a change in the interest rate, shall not discharge any Obligor.

         Maker shall establish and maintain, at its expense, a lockbox (the "Lockbox") with such bank as is acceptable to Lender into which Maker shall promptly deposit and direct its account debtors to directly remit all payments for accounts due to Maker. Maker shall provide Lender with copies of all purchase orders (or their equivalent) and all invoices evidencing an account of Maker after the date hereof until this Note is paid in full, which purchase orders and invoices shall contain a legend directing the purchaser to remit the payment arising therefrom to the Lockbox. The sole signator of the Lockbox account shall be Harvey Judkowitz. Harvey Judkowitz shall make payments to Lender pursuant to the terms of this Note from the payments remitted to the Lockbox. Maker may disburse any surplus within any particular month to Maker after payment to Lender. Harvey Judkowitz shall provide the Lender and the Maker a Monthly accounting of all funds received and disbursed from the Lockbox.

         This Note shall be construed, enforced and governed under the laws of the State of Florida.

         This Note may not be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

                               UNIVERSAL BEVERAGES, INC., a Florida Corporation


                               -----------------------------------------------
                               Jonathan Moore, President

                                    EXHIBIT A

                    UNIVERSAL BEVERAGES HOLDINGS CORPORATION

                   RESOLUTIONS AUTHORIZING CORPORATE BORROWING
                   -------------------------------------------

         WHEREAS, Universal Beverages Holdings Corporation (the "Corporation") has received a commitment for debt financing (the "Financing") from TELCOA INTERNATIONAL CORPORATION (TELCOA), (the "Lender"), and

         WHEREAS, the finalization and execution of numerous transaction documents is required in order to effect the transactions constituting the Financing, including but not limited to a Loan and Security Agreement and all agreements, documents, schedules and exhibits related thereto (the "Loan and Security Agreement"), a Promissory Note, a Warrant Agreement and all any and all other agreements and related documents necessary to effect the Financing (collectively, the "Transaction Documents"); be it hereby

         RESOLVED: that the Financing, as well as all transactions to which the Corporation shall be a party as evidenced by the Transaction documents and all documents related to or contemplated by the Transaction Documents, are hereby deemed expedient and for the best interests of the Corporation; and it is

         RESOLVED: that the Corporation borrow from the Lender up to the sum of One Million Dollars and No Cents ($250,000.00) (the "Loan") pursuant to the terms and conditions of the Loan and Security Agreement and the other Transaction Documents, draft copies of which have been submitted to the Board of Directors for review; and it is

         FURTHER RESOLVED, that the President of the Corporation, and each of such officer's successors in office (each such officer and successor being hereinafter referred to as an "Authorized Person"), is hereby authorized and empowered at any time and from time to time in the name of and on behalf of the Corporation, as security and collateral for the Loan and all future advances to be made by the Lender to the Corporation, under the provisions of the Loan and Security Agreement and the other Transaction Documents, to mortgage, encumber, pledge, assign, hypothecate to the Lender from time to time, or to grant to the Lender from time to time a security interest in any or all of the assets or property of the Corporation, both now owned and hereafter acquired, together with all proceeds thereof, upon such terms and conditions as may be agreed upon between the Lender and such Authorized Person; and it is

         FURTHER RESOLVED, that each Authorized Person is hereby authorized and empowered in the name of and on behalf of the Corporation to execute and deliver the Transaction Documents as may be necessary for the Corporation to obtain the Loan; provided however, that each Authorized Person is authorized in such Authorized Person's discretion to approve such changes in the substance, form, and content of the Transaction Documents as may be determined by such Authorized Person to be appropriate, necessary, or desirable for the Corporation to obtain the Loan; such Authorized Person's execution and delivery of the Transaction Documents to be conclusive evidence of the Corporation's approval; and it is

         FURTHER RESOLVED, that in order to otherwise effectuate the transactions evidenced by the Warrant Agreement, the Hoard does hereby authorized and direct the officer-, to issue to 25,000 Series A Warrants at such time as TELCOA exercises its rights under the Warrant Agreement, the aggregate total of 25,000 shares of the Corporation's common stock at a price per share of five dollars ($ 5.00) which price is hereby approved and deemed to be adequate, fair and reasonable to the Corporation's stockholders, and such shares shall be duly and validly issued, fully paid and non-assessable upon the Corporation's receipt of the purchase price therefore, as set forth in the Warrant Agreement; and it is

         FURTHER RESOLVED, that each Authorized Person is hereby authorized and empowered at any tune and from time to time in the name of and on behalf of the Corporation to do such other and further acts and things as may be necessary or advisable, in such Authorized Person's discretion, to carry out the terms of the Transaction Documents and the purposes of these Resolutions and to enter into such amendments, modifications, extensions, renewals, supplements, increases, refinancings, consolidations, and replacements of the Transaction Documents and any instruments, documents, or agreements executed and delivered pursuant to or in connection with the Transaction Documents and to enter into such other loan, credit, or banking arrangements with the Lender as may be now or hereafter deemed necessary or advisable by such Authorized Person; and it is

         FURTHER RESOLVED, that any obligations heretofore incurred to the Lender by the Corporation, and any contracts, agreements, or notes heretofore made with the Lender on behalf of the Corporation and any documents heretofore executed and delivered by or on behalf of the Corporation in connection therewith and all acts of officers or agents of the Corporation in connection with such obligations or such contracts, agreements, notes, or documents are hereby approved, ratified, and confirmed; and it is

         FURTHER RESOLVED, that, to induce the Lender to rely on these Resolutions in making the Loan to the Corporation, the President of the Corporation is hereby authorized and empowered to certify to the Lender a copy of these Resolutions and the specimen signatures of the officers and agents of the Corporation. and the Lender may consider such officers and agents to continue in office and these Resolutions to remain in full force and effect until written notice to the contrary is received by the Lender from the Board of Directors of the Corporation.

         Resolved that the corporation has agreed to accept a representative of the lender to tie elected to the Board of Directors of Universal Beverages Holders Corporation, to be elected by shareholder representing at least 5196 of outstanding shares of the corporation stock. Further that this individual shall serve on the Board of Directors and all rights and responsibilities that accrue until such time as the lender's debt is paid in full and then at the pleasure of the Chairman.

----------------------------
Jonathan A. Moore
CEO/Chairman

/s/ Marsha Flaige
----------------------------
Secretary